UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2017

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)		10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

On January 30, 2017, Gener8 Maritime, Inc. (the “Company”) announced that it estimates its interest expense to be approximately $18.3 million for the three months ended December 31, 2016. This estimate is preliminary; the Company expects to announce its 2016 fourth quarter results in early March.

The Company estimates its interest expense for the three months ended December 31, 2016 to consist of approximately $17.7 million of cash and payment-in-kind interest expense, $3.3 million of amortization of deferred financing costs and $0.6 million of commitment fees related to the Korean Export Credit Facility and the amended Sinosure Credit Facility less approximately $3.3 million of capitalized interest. The Company follows the provisions of FASB ASC 835-20-30, Capitalization of Interest, to capitalize interest costs as part of the cost of constructing certain assets. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for more information regarding the Company’s capitalization of interest costs.

The Company’s financial closing procedures for the full year of 2016 are not yet complete, and these estimates are subject to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the 2016 full year financial results are finalized. The preliminary estimates of the Company’s interest expense are based upon the most current information available to the Company’s management and assumptions they believe to be reasonable, but include information that is subject to further review, verification and adjustment. It is possible that the final interest expense may materially differ from the Company’s estimates after the completion of the audit procedures of its full year 2016 financial statements for the year ending December 31, 2016 by its independent registered public accounting firm, or as the result of unexpected adjustments arising during completion of the financial closing process for the period. The Company does not undertake any obligation to update or revise these estimates as a result of new information, future events, or otherwise.

The information set forth under “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which speak only as of the date on which they are made, are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are those discussed above in the third paragraph under “Item 7.01 Regulation FD Disclosure” and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J.Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: January 30, 2017